EXHIBIT 10.34

RECISSION AGREEMENT

Recission Agreement dated as of this 21st day of March 2013 by and between Judson Bibb (“Bibb”), and HPEV, Inc.  (“HPEV”), a Nevada corporation.

WHEREAS, on the 20th of February, 2012, the Board of Directors of HPEV agreed to grant Bibb a non-statutory stock option (the “Option”) to purchase 2,000,000 shares of the common stock of HPEV at a purchase price of $0.001 per share for services provided to HPEV.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.
Bibb and HPEV mutually agree that the Option shall be rescinded, terminated and cancelled and have no further force and effect as if the Option was never granted. The parties further agree and acknowledge that no consideration was provided by either party to the other for the execution and delivery of this Agreement.

2.	This Agreement shall be governed by the internal laws of the State of Nevada, without regard to conflicts or choice of law principles.
3.
This Agreement shall be construed to effectuate the mutual intent of the parties. Each party hereto acknowledges and agrees that he has received or has had the opportunity to receive independent legal counsel of his own choice and that he has been sufficiently apprised of his rights and responsibilities with regard to the substance of this Agreement.

4.
This Agreement may be executed in counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement may be signed electronically, including without limitation, by e-mail, pdf or otherwise. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

IN WITNESS WHEREOF, the parties have signed this agreement on the date here written above.

HPEV, Inc.

/s/ Tim Hassett                                                                           /s/ Judson Bibb
By Tim Hassett                                                                           By Judson Bibb
Chief Executive Officer